Exhibit 99.1
February 28, 2018

QVC, Inc. to Present at UBS Global Consumer & Retail Conference
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation ("Liberty Interactive") (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) announced that Mike George, President and CEO of QVC, Inc., will be presenting at the UBS Global Consumer and Retail Conference on Wednesday, March 7th at 10:30 a.m., E.S.T. at the Four Seasons Hotel in Boston, MA. During his presentation, Mr. George may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.
The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.
About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation's subsidiaries, QVC, Inc., HSN, Inc. and zulily, llc, and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the QVC Group, including its interests in Liberty Broadband Corporation and FTD, Liberty Interactive Corporation's subsidiary Evite, and minority interests in ILG, Lending Tree and Charter Communications.
Liberty Interactive Corporation
Courtnee Chun, 720-875-5420
Source: Liberty Interactive Corporation